                                                                    EXHIBIT 10.6

                                                                         ANNEX E

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT (the "Agreement") made and entered into this ___ day of December 2003, by and among FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS (the "Company"), FUR INVESTORS LLC ("Purchaser") and [__________], as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H :

                  WHEREAS, the Company and Purchaser are parties to that certain Stock Purchase Agreement, dated as of November 26, 2003 (the "Stock Purchase Agreement"), pursuant to which Purchaser shall make a cash tender offer (the "Offer") for up to 5,000,000 common shares of beneficial interest, par value $1.00 per share, of the Company (the "Common Shares") for a purchase price of $2.30 per share and immediately following the Offer, Purchaser will purchase, for a purchase price of $2.60 per share, a number of newly issued Common Shares of the Company (the "Newly Issued Shares") as determined in accordance with the Stock Purchase Agreement; and

                  WHEREAS, pursuant to the Stock Purchase Agreement, the Company and Purchaser have delivered a copy of this Agreement to the Escrow Agent, and the Escrow Agent is willing to act as escrow agent hereunder.

                  NOW THEREFORE, the parties hereto hereby agree as follows:

                  FIRST:   The Company and Purchaser designate [_____________]
to act as Escrow Agent hereunder, and [__________] hereby accepts such appointment and agrees to act as Escrow Agent hereunder, upon the terms and subject to the conditions hereinafter set forth.

                  SECOND: Concurrently with the execution of this Escrow Agreement, the Company has delivered, or caused to be delivered, to the Escrow Agent, the Escrowed Shares and four original copies of each of the Company Escrowed Documents and the Purchaser has delivered, or caused to be delivered to the Escrow Agent, the Company Stock Escrowed Funds and four original copies of each of the Purchaser Escrowed Documents (such capitalized terms used in this Article Second that are not otherwise defined in this Agreement shall have the meanings ascribed thereto in Schedule 1 to this Agreement and shall be collectively referred to herein as, the "Escrow Account"), to be held by the Escrow Agent subject to the terms and conditions hereof.

                  THIRD:   Two business days before the later of (a) the
scheduled expiration of the Offer or (b) if the Purchaser provides for subsequent offer periods the scheduled expiration date of the final subsequent offer period, the Purchaser shall deliver or cause to be delivered to the Escrow Agent the Offer Escrowed Funds, which together with the Company Stock Escrowed Funds shall become part of the Escrowed Funds.

                  FOURTH:  A.       The Escrow Agent shall maintain the Escrowed
Funds in an interest-bearing account acceptable to the Purchaser.

                           B.       All income earned on the funds constituting
the Escrow Account shall be held by the Escrow Agent in accordance with the provisions hereof and shall be part of the Escrow Account.

                  FIFTH:   On the first business day immediately following the
later of (a) the date on which the Purchaser accepts Common Shares for payment following expiration of the Offer or (b) if the Purchaser provides for subsequent offering periods the expiration date of the final subsequent offering period (such final acceptance date, the "Acceptance Date"), the Purchaser shall deliver written notice to the Escrow Agent (with a copy to the Company) stating the number of Common Shares accepted for payment and the number of Newly Issued Shares.

                  SIXTH:   Unless the Company or the Purchaser has theretofore
delivered written notice to the Escrow Agent to the effect that the Stock Purchase Agreement has been terminated in accordance with the terms thereof, on the second business day (the "Distribution Date") immediately following the Acceptance Date, the Escrow Agent shall (i) date each of the Purchaser Escrowed Documents, the Company Escrowed Documents and the Delivered Shares (as hereinafter defined), as of the date of the Distribution Date, (ii) distribute to the Purchaser two original copies of each of the Company Escrowed Documents and the Purchaser Escrowed Documents, (iii) distribute to the Company two original copies of each of the Purchaser Escrowed Documents and Company Escrowed Documents, (iv) distribute to the Company, out of the Escrowed Funds an amount equal to the product of (x) the number of Newly Issued Shares and (y) $2.60; (v) distribute to the depositary for the Offer, out of the Escrowed Funds an amount equal to the product of (x) the number of Common Shares accepted for payment in the Offer and $2.30; and (vi) distribute to the Purchaser, out of the Escrowed Shares, certificates representing the Newly Issued Shares or, given the denomination of Escrowed Shares set forth on Schedule 1 hereto, as close to such number of shares as possible without exceeding the number of Newly Issued Shares (such number of Escrowed Shares delivered pursuant to this Article 5(vi), the "Delivered Shares").

                  SEVENTH: Immediately following the disbursements set forth above in Article FIFTH, the Escrow Agent shall return (i) to the Purchaser, all Escrowed Funds (including interest thereon) remaining in the Escrow Account and
(ii) to the Company, all Escrowed Shares remaining in the Escrow Account, if any. In the event the number of Delivered Shares are less than the number of Newly Issued Shares, the Company shall issue to the Purchaser, within three business days following the Distribution Date, a certificate in the name of the Purchaser representing an amount of Common Shares equal to the difference between (x) the Newly Issued Shares and (y) the Delivered Shares.

                  EIGHTH: A. The Escrow Agent may act or refrain from acting with respect to any matter arising in connection with the administration of the Escrow Account, and shall have no duties or obligations other than as stated herein, which duties are purely ministerial in nature, and shall be protected in acting upon any notice, certificate or other communication, not only as to the due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it shall in good faith believe to be valid and to have been signed or presented by a proper person or persons when such notices are furnished to the Escrow Agent in accordance with the terms hereof. The Escrow Agent shall have no liability or responsibility hereunder for any act or omission to act except for its own gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement unless in writing delivered to the Escrow Agent, and, if the duties of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

                           B.       The Escrow Agent may, at any time, upon
notice to the Company and Purchaser, for any reason whatsoever, either (i) hold the Escrow Account until otherwise directed by a written instrument signed by the Company and Purchaser or by an order, decree or judgment, by a court of competent jurisdiction which, by lapse of time or otherwise, shall no longer be or shall not be subject to appeal or review or (ii) deposit the Escrow Account in any court of competent jurisdiction pending the final determination of any dispute among the parties hereto.

                           C.       Each of the Company and the Purchaser shall
reimburse and indemnify the Escrow Agent for one half of, and hold it harmless against, any loss, liability or expense, including, but not limited to, counsel fees and disbursements, incurred without gross negligence or willful misconduct on the part of the Escrow Agent arising out of or in connection with its acceptance of, or the performance of, its duties and obligations under this Escrow Agreement, as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Escrow Agreement.

                           D.       The Escrow Agent may seek the advice of
legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.

                           E.       The Escrow Agent may resign at any time upon
thirty days' prior written notice. In the case of the Escrow Agent's resignation, the Escrow Agent's only duty, until a successor Escrow Agent shall have been appointed jointly by the Company and Purchaser and shall have accepted such appointment, shall be to hold and dispose of the Escrow Account in accordance with the provisions contained in this Escrow Agreement (but without regard to any notices, requests, instructions or demands received by the Escrow Agent from the Company and/or Purchaser after its notice of resignation shall have been given, unless the same shall be a direction by both the Company and Purchaser that the entire balance in the Escrow Account be delivered out of escrow).

                  All notices, requests, demands and other communications required to be given by this Escrow Agreement shall be given in writing by registered mail (postage prepaid return receipt requested) addressed to the party entitled to receive such notice:

                  if to the Purchaser, to:

                           Fur Investors LLC
                           [address]
                           Facsimile: [_______]

                           with a copy to:

                           Katten Muchin Zavis Rosenman
                           575 Madison Avenue
                           New York, New York  10022
                           Attention: Mark I. Fisher, Esq.
                           Facsimile: (212) 940-8776

                  (b)      if to the Company, to:

                           First Union Real Estate Equity and Mortgage
                           Investments
                           [address]
                           Facsimile:  [_______]

                           with a copy, to:

                           [________]

                  (c)      if to the Escrow Agent, to:

                           [________]

or to such other address or addresses as each of the parties may communicate in writing to the other. Any such notice, request, demand or other communication shall be deemed given when mailed as aforesaid.

                  No waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

                  This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the choice of law rules thereof.

                  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. No party may assign or transfer any rights or obligations hereunder, except that the Company may assign or transfer this Escrow Agreement to a successor corporation in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company, provided that no such assignment shall relieve the Company from liability for its obligations hereunder.

                  This Escrow Agreement may be executed in any number of separate counterparts by the parties hereto, each of which shall be an original but all of which taken together shall constitute but one and the same instrument. It shall not be necessary that all of the parties sign any one counterpart.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Escrow Agreement the day and year first above written.

                                    FUR INVESTORS LLC

                                    By: _______________________________________
                                    Name:
                                    Title:

                                    FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                                    INVESTMENTS

                                    By: ________________________________________
                                    Name:
                                    Title:

                                    [________________], as Escrow Agent

                                    By: _______________________________________